EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D (or any amendments thereto) relating to the common stock of Electro-Sensors, Inc. is filed on behalf of each of us.

Dated: April 27, 2026

BATTERY VENTURES XIV (AIV I CAYMAN), L.P.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY VENTURES XIV-EF (AIV I CAYMAN), L.P.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY INVESTMENT PARTNERS XIV (AIV I CAYMAN), LP

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

NEERAJ AGRAWAL

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

MICHAEL M. BROWN

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

MORAD ELHAFED

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

JESSE FELDMAN

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

RUSSELL L. FLEISCHER

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY PARTNERS XIV (AIV I CAYMAN), L.P.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

BATTERY PARTNERS XIV (AIV I CAYMAN), LTD.

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

ROGER H. LEE

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

ZACHARY SMOTHERMAN

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

CHELSEA R. STONER

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact

DHARMESH THAKKER

By: /s/ Christopher Schiavo

Name:

Christopher Schiavo

Title:

Attorney-in-Fact